Exhibit 99.1
Ovid Therapeutics Reports Second Quarter 2022 Financial Results and Corporate Highlights
•Anticipates filing an Investigational New Drug application for OV329, a potent GABA-aminotransferase inhibitor, and initiating a Phase 1 trial in the second half of 2022
•Presented preclinical data from six animal models reinforcing the seizure-reducing potential of OV329 at two leading epilepsy research meetings
•Ended the second quarter 2022 with cash, cash equivalents and marketable securities of $152.4 million, expected to support the advancement of its epilepsy pipeline into 2025
NEW YORK, August 9, 2022 -- Ovid Therapeutics Inc. (NASDAQ: OVID), a biopharmaceutical company developing medicines designed to conquer epilepsies and meaningfully improve the lives of people affected by brain disorders, today reported financial results and corporate highlights for the second quarter ended June 30, 2022.
“The new findings on OV329 recently presented at research conferences are consistent and encouraging. OV329, a next-generation GABA-aminotransferase inhibitor with a preferred efficacy and safety profile, is showing great promise. We are on track to file an IND for OV329 in the second half of this year,” said Jeremy M. Levin, D. Phil, MB BChir, Chairman and Chief Executive Officer of Ovid. “During the next two years we plan to apply our considerable cash runway to advance our pipeline of potential best-in-class or first-in-class epilepsy medicines, and complement those programs with disciplined business development.”
2022 Corporate Highlights & Anticipated Milestones
Pipeline Updates
•Ovid presented preclinical data that will support the IND submission for OV329 in the second half 2022. Data show that OV329 demonstrated robust anti-seizure activity in multiple preclinical seizure and epilepsy models, including treatment-resistant seizures. Ovid believes OV329 may be a potent, next-generation GABA-AT inhibitor with an improved ocular safety profile and therapeutic index compared to other therapies in the class. Ovid plans to submit an IND and initiate a Phase 1 trial in the second half 2022.

•Ovid is advancing its library of novel, direct KCC2 transporter activators in partnership with the Tufts Lab for Neuroscience Research under the direction of Professor Stephen Moss. Ovid believes that the compounds in the library may be suitable for a range of formulations and administrations that would make it possible to pursue both chronic and acute epilepsies. Ovid anticipates filing an IND in 2024.

•In July 2022, Takeda provided a corporate update in which it reiterated that the anticipated timeline for regulatory filing of the two pivotal Phase 3 trials evaluating soticlestat for Lennox-Gastaut and Dravet syndromes are expected in its fiscal year 2024. Ovid out-licensed soticlestat to Takeda and is eligible to receive regulatory and commercial milestone payments, as well as royalties on global sales, if regulatory approval is received and soticlestat is commercialized. Ovid has no ongoing obligations or costs associated with the development of soticlestat.
Corporate Updates
•Ovid re-opened its offices in New York and Boston. Following remote work during the COVID pandemic, the Company adopted a hybrid work model that incorporates a mix of in-office and remote work to support collaboration and efficiency.
Second Quarter 2022 Financial Results
•Cash, cash equivalents and marketable securities as of June 30, 2022 was $152.4 million.
•No revenue was recognized for the second quarters ended June 30, 2022 and 2021.
•Research and development expenses were $6.0 million for the quarter ended June 30, 2022, as compared to $7.7 million for the same period in 2021. The decrease of $1.6 million was primarily due to the decision to discontinue the clinical study of OV101 in Angelman syndrome and Fragile X syndrome, and the termination of the initial Takeda collaboration agreement for OV935.
•General and administrative expenses were $8.3 million for the quarter ended June 30, 2022, compared to $6.6 million for the same period in 2021. The increase of $1.6 million was primarily due to approximately $540,000 of expense related to the lease of a new headquarters and strategic consulting fees of approximately $600,000.
•The Company reported a net loss of approximately $14.6 million, or basic and diluted net loss per share attributable to common stockholders of $0.21 for the quarter ended June 30, 2022. Net loss was $15.8 million for the same period in 2021, resulting in basic and diluted net loss per share of $0.23.
•Operating expenses were $14.3 million for the quarters ended June 30, 2022 and 2021.
About Ovid Therapeutics
Ovid Therapeutics Inc. is a New York-based biopharmaceutical company striving to conquer seizures and brain disorders with courageous science. Ovid’s pipeline of small molecule and genetic medicines candidates seek to meaningfully improve the lives of people and families affected by epilepsies. Ovid is developing OV329, a GABA aminotransferase inhibitor, for treatment-resistant seizures, and OV350, a direct activator of the KCC2 transporter, for potential treatment of epilepsies. In addition, Ovid maintains a significant financial interest in the future regulatory development and potential commercialization of soticlestat, which Takeda is responsible for advancing globally. Soticlestat is a cholesterol 24 hydroxylase inhibitor, which is currently in Phase 3 trials for Dravet and Lennox-Gastaut syndromes. For more information about these and other Ovid research programs, please visit www.ovidrx.com.
Forward-Looking Statements
This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation: statements regarding the reporting of preclinical data for OV329; the potential use of OV329 to treat rare and treatment-resistant forms of epilepsy and seizures; the clinical and regulatory development of OV329, including the anticipated timing of clinical trials of OV329; the likelihood that data for OV329 will support future development and therapeutic potential; the potential development of OV350; the suitability of the Company’s library of novel, direct KCC2 transporter activators for a range of formulations and administrations that would make it possible to pursue both chronic and acute epilepsies; the timing for filing of the Company’s IND applications; the timing for the completion of Takeda’s two pivotal Phase 3 trials evaluating soticlestat for Lennox-Gastaut and Dravet syndromes; and the duration of the Company’s cash runway and the expectation that it will support the advancement of the Company’s pipeline. You can identify forward-looking statements because they contain words such as “will,” "plan," “believes,” “intends,” “anticipates” and “expects.” Forward-looking statements are based on Ovid’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, uncertainties inherent in the preclinical and clinical development and regulatory approval processes, risks related to Ovid’s ability to achieve its financial objectives, the risk that Ovid may not be able to realize the intended benefits of its technology or its business strategy, risks related to Ovid’s ability to identify business development targets or strategic partners, to enter into strategic transactions on favorable terms, or to consummate and realize the benefits of any business development transactions and risks to Ovid’s or any of its partners’ abilities to meet anticipated deadlines and milestones presented by the ongoing COVID-19 pandemic. Additional risks that could cause actual results to differ materially from those in the forward-looking statements are set forth under the caption “Risk Factors” in Ovid’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 10, 2022, and in future filings Ovid makes with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Ovid assumes no obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Condensed Consolidated Statements of Operations
Unaudited

	For The Three Months Ended June 30, 2022	For The Three Months Ended June 30, 2021	For The Six Months Ended June 30, 2022	For The Six Months Ended June 30, 2021
Revenue:
License and other revenue	$—	$—	$1,445,366	$12,382,779
License revenue - related party	—	—	—	196,000,000
Total revenue	—	—	1,445,366	208,382,779
Operating expenses:
Research and development	6,046,670	7,683,668	13,878,939	23,932,581
General and administrative	8,257,617	6,629,158	18,137,820	22,205,707
Total operating expenses	14,304,287	14,312,826	32,016,759	46,138,288
(Loss) income from operations	(14,304,287)	(14,312,826)	(30,571,393)	162,244,491
Other (expense) income, net	(284,127)	(2,517)	(125,076)	(52,250)
(Loss) income before provision for income taxes	(14,588,414)	(14,315,343)	(30,696,470)	162,192,241
Provision for income taxes	—	1,473,084	—	1,973,361
Net (loss) income	$(14,588,414)	$(15,788,427)	$(30,696,470)	$160,218,880
Net (loss) income per share, basic	$(0.21)	$(0.23)	$(0.44)	$2.32
Net (loss) income per share, diluted	$(0.21)	$(0.23)	$(0.44)	$2.30
Weighted-average common shares outstanding, basic	70,391,458	67,818,366	70,391,236	66,953,431
Weighted-average common shares outstanding, diluted	70,391,458	67,818,366	70,391,236	67,565,761
Select Condensed Balance Sheet Data
Unaudited

	June 30, 2022	December 31, 2021

Cash, cash equivalents and marketable securities	$152,365,795	$187,797,532
Working capital1	146,865,543	175,680,808
Total assets	177,329,852	194,544,757
Total stockholder's equity	152,147,496	179,746,436
[1]Working capital defined as current assets less current liabilities

Contacts
Investors and Media:
Ovid Therapeutics Inc.
Meg Alexander
917-943-6681
malexander@ovidrx.com
OR
Investors:
Argot Partners
Maeve Conneighton
212-596-7231
ovid@argotpartners.com